UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 8, 2010

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-157688	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 8, 2010, NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and NorthStar Income Opportunity REIT I, Inc., a Maryland corporation (“NSIO REIT”) sponsored by the Company’s sponsor, NorthStar Realty Finance Corp., entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of NSIO REIT with and into the Company, with the Company being the surviving entity (the “Merger Transaction”).
     The board of directors of the Company has approved the Merger Transaction and has declared it advisable and recommended that the Company’s sole stockholder approve the Merger Transaction. The Company obtained the written consent of its affiliated stockholder on September 8, 2010 approving the Merger Agreement and authorizing the Merger Transaction. NSIO REIT has scheduled a special meeting to be held on October 8, 2010 for its stockholders to consider and vote upon the Merger Transaction. The Merger Transaction is subject to customary closing conditions, including the receipt of the required approval of the stockholders of the Company and NSIO REIT.
     If the Merger Transaction is completed, each share of NSIO REIT, par value $0.01 per share, issued and outstanding immediately prior to the effective time will be converted into the right to receive, at the election of the holder of such NSIO REIT share: (1) cash, without interest, in an amount of $9.22 per share (the “Cash Consideration”) or (2) 1.02444444 shares of the Company’s common stock, par value $0.01, for every one share of NSIO REIT stock (the “Stock Consideration”). NSIO REIT stockholders owning multiple shares may elect to receive a combination of the Cash Consideration and the Stock Consideration (“Mixed Consideration”). Following consummation of the Merger Transaction, the Company will own all of NSIO REIT’s assets, including two commercial mortgage backed securities bonds rated as (1) AAA by Standard & Poor’s (“S&P”), as affirmed on December 17, 2009, and Aaa by Moody’s Investors Services, Inc., as affirmed on March 18, 2010, and (2) AAA by S&P, as affirmed on December 18, 2009, and AAA by Fitch, Inc., as affirmed on August 27, 2009, respectively, and approximately $27 million in additional assets consisting of cash and cash equivalents. The Company intends to use a portion of the cash received from NSIO REIT in connection with the closing of the Merger Transaction to the extent required to satisfy the Company’s obligation to pay the Cash Consideration and intends to use the remaining cash after payment of transaction expenses for general corporate purposes, including investments consistent with the Company’s investment strategy. After the Merger Transaction, the Company will continue to be called “NorthStar Real Estate Income Trust, Inc” and current NSIO REIT stockholders who choose Stock Consideration will become stockholders of the Company.
     The shares of the Company’s stock to be issued as Stock Consideration will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving any public offering. The shares of the Company’s stock to be issued as Stock Consideration will be issued without general advertising or solicitation, and the NSIO REIT stockholders electing Stock Consideration will acknowledge that they are purchasing “restricted securities” which have not been registered under the Securities Act and which are subject to certain restrictions on resale. In accordance with the Company’s charter, the shares of the Company’s stock to be issued as Stock Consideration will be issued in uncertificated form. If at any time the Company shall issue certificates representing the shares of the Company’s stock to be issued as Stock Consideration, the Company will place on such certificates, or any substitutions thereof, a legend stating that such shares have not been registered and cannot be resold without registration under the Securities Act or the availability of an exemption from the registration requirements thereof. Any NSIO REIT stockholders that are not “accredited investors,” as that term is defined in Regulation D of the Securities Act, shall be required to receive the Cash Consideration. If the aggregate Cash Consideration elected to be received by NSIO REIT stockholders, together with the non-accredited investors and the non-elected stockholders, exceeds $10 million, then except with respect to the Cash Consideration to be paid to those NSIO REIT stockholders that are not “accredited investors” and non-electing stockholders, the Cash Consideration payable to electing stockholders shall be reduced in an amount equal to each such electing stockholder’s pro rata ownership of NSIO REIT, multiplied by all Cash Consideration remaining after payment of the NSIO REIT stockholders who are not accredited investors or non-elected stockholders. The remaining merger consideration will be paid in shares of the Company’s common stock.
     The Merger Agreement contains generally customary representations and warranties of the Company and NSIO REIT. For purposes of determining the satisfaction of the closing conditions relating to each party’s representations and warranties, each representation and warranty will be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be likely to have a “material adverse effect” with respect to the party making the representations and warranties.
     The Merger Transaction is subject to the following conditions:
•	the Company and NSIO REIT shall cause NSIO REIT’s operating partnership, NorthStar Income Opportunity REIT Operating Partnership I, LP, to merge with and into the Company’s operating partnership, NorthStar Real Estate Income Trust

Operating Partnership, LP, with NorthStar Real Estate Income Trust Operating Partnership, LP being the surviving entity and shall file a certificate of merger with the Delaware Secretary of State;

•	NSIO REIT will obtain the affirmative vote of a majority of its outstanding stockholders in favor of the NSIO REIT charter amendment, Merger Transaction and the Merger Agreement and the transactions contemplated thereby;

•	all third-party consents required to be obtained pursuant to the Merger Agreement shall be obtained;

•	the absence of the occurrence of any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on either party;

•	the delivery to the Company of a legal opinion of counsel to NSIO REIT; and

•	no action, suit or proceeding shall be pending or threatened that could prevent consummation of the Merger Transaction, cause the transactions contemplated by the Merger Transaction to be rescinded following consummation or adversely affect the Company’s right to operate NSIO REIT’s or its businesses.
     Prior to the consummation of the Merger Transaction, any provision of the Merger Agreement may be waived, amended or modified in writing in accordance with its terms.
     The Merger Agreement may be terminated by both the Company and NSIO REIT at any time prior to the consummation of the merger as follows:
•	by mutual written consent;

•	if there has been an uncured breach by the other party; or

•	by the Company if the Merger Agreement and the transactions contemplated thereby are not approved by a majority of NSIO REIT’s stockholders entitled to vote thereon.
     The Company may terminate the Merger Agreement if the closing of the Merger Transaction has not occurred on or before December 31, 2010 due to the failure of any condition precedent under the Merger Agreement.
     Both the Company and NSIO REIT will bear their own costs and expenses (including legal fees and expenses) incurred in connection with the Merger Agreement and the transactions contemplated thereby.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger Between NorthStar Real Estate Income Trust, Inc. and NorthStar Income Opportunity REIT I, Inc., dated September 8, 2010, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Agreement and Plan of Merger Between NorthStar Real Estate Income Trust, Inc. and NorthStar Income Opportunity REIT I, Inc., dated September 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: September 9, 2010	By:	/s/ Andrew C. Richardson
Andrew C. Richardson
President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
10.1	Agreement and Plan of Merger Between NorthStar Real Estate Income Trust, Inc. and NorthStar Income Opportunity REIT I, Inc., dated September 8, 2010